Calculation of Filing Fee Tables
S-8
Tvardi Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share to be issued pursuant to the Tvardi Therapeutics, Inc. 2025 Equity Incentive Plan	Other	529,679	$ 3.30	$ 1,747,940.70	0.0001381	$ 241.39
2	Equity	Common Stock, par value $0.001 per share to be issued pursuant to the Tvardi Therapeutics, Inc. 2025 Employee Stock Purchase Plan	Other	105,935	$ 2.81	$ 297,677.35	0.0001381	$ 41.11
Total Offering Amounts:						$ 2,045,618.05		$ 282.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 282.50
Offering Note
[1]	The amount registered represents 529,679 additional shares of Tvardi Therapeutics, Inc.'s (the "Registrant's") common stock, par value $0.001 per share (the "Common Stock") that were added to the shares authorized for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") on January 1, 2026 pursuant to an action by the Registrant's board of directors as permitted under the 2025 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2025 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The 2025 Plan provides that the number of shares initially reserved and available for issuance under the 2025 Plan may be increased at the discretion of the Registrant's board of directors on January 1 of each year for a period of five years, commencing on January 1, 2026 and ending on January 1, 2030, in an amount not to exceed 5% of the total number of shares of the Fully Diluted Common Stock (as defined in the 2025 Plan) determined on December 31 of the preceding year, if the Registrant's board of directors acts prior to January 1 of a given year to provide that the increase for such year will occur and to determine the applicable number of additional shares of the Common Stock. In the absence of action by the Registrant's board of directors, no such increase will automatically occur. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 529,679 shares of Common Stock reserved for future grant under the 2025 Plan are made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock on March 27, 2026 (the "Average Price"), as reported on the Nasdaq Capital Market.

[2]	The amount registered represents 105,935 additional shares of Common Stock that were automatically added to the shares authorized under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2025 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction. The 2025 ESPP provides that the number of shares initially reserved for issuance under the 2025 ESPP will automatically increase on January 1 of each year for a period of up to ten years, beginning on January 1, 2026 and continuing through and including January 1, 2035, by an amount equal to the lesser of (i) 1% of the total number of shares of the Fully Diluted Common Stock (as defined in the 2025 ESPP) determined on December 31 of the preceding year, and (ii) a number of shares equal to three times the Initial Share Reserve (as defined in the 2025 ESPP). Notwithstanding the foregoing, the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 105,935 shares of Common Stock reserved for future grant under the 2025 ESPP are made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are calculated on the basis of the Average Price multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2025 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources